NON-TRANSFERABLE (NON-U.S.)
THE TIMKEN COMPANY
Nonqualified Stock Option Agreement
    WHEREAS, ______ (the “Optionee”) is an employee of The Timken Company (the “Company”) or a Subsidiary; and
WHEREAS, the Company hereby grants the Option Rights, evidenced by this Nonqualified Stock Option Agreement (this “Agreement”), effective as of __________, 20__ (the “Date of Grant”); and
    WHEREAS, the Option Rights evidenced hereby are intended to be nonqualified Option Rights and shall not be treated as Incentive Stock Options.
NOW, THEREFORE, pursuant to the Company’s 2011 Long-Term Incentive Plan, as amended and restated as of February 13, 2015 (the “Plan”), and subject to the terms and conditions thereof, in addition to the terms and conditions of this Agreement, the Company confirms to the Optionee the grant of (i) nonqualified Option Rights (the “Option”) to purchase _________ Common Shares at the exercise price of __________ per Common Share (the “Option Price”) which represents the Market Value per Share on the Date of Grant. The Company agrees to cause certificates for any Common Shares purchased hereunder to be delivered to the Optionee upon payment of the Option Price in full, subject to the terms and conditions of the Plan, in addition to the terms and conditions of this Agreement.
1.Four-Year Vesting of Option.
(a)Normal Vesting: Unless terminated as hereinafter provided, the Option shall be exercisable to the extent of one-fourth (1/4th) of the Common Shares covered by the Option after the Optionee shall have been in the continuous employ of the Company or a Subsidiary for one full year from the Date of Grant and to the extent of an additional one-fourth (1/4th) of the Common Shares covered by the Option after each of the next three successive years during which the Optionee shall have been in the continuous employ of the Company or a Subsidiary. For the purposes of this Agreement, the continuous employment of the Optionee with the Company or a Subsidiary shall not be deemed to have been interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company or a Subsidiary, by reason of the transfer of his employment among the Company and its Subsidiaries.
(b)Vesting Upon Retirement: If the Optionee retires before the fourth anniversary of the Date of Grant, then the Optionee’s Option shall become nonforfeitable in accordance with the terms and conditions of, and over the time period described in, Section 1(a) as if the Optionee had remained in the continuous employ of the Company or a Subsidiary from the Date of Grant until the date of the fourth anniversary or the occurrence of an event referenced in Section 2, whichever occurs first. For purposes of this Agreement, “retires” or “retirement” shall mean: (i) the Optionee’s voluntary termination of employment at or after age 62 or (ii) Optionee’s termination of employment in accordance with applicable non-U.S. local law, if such non-U.S. law requires such termination to be treated as a retirement based on different criteria than those set forth in the preceding clause (i).
(c)To the extent that the Option shall have become exercisable in accordance with the terms of this Agreement, it may be exercised in whole or in part from time to time thereafter.

2.    Accelerated Vesting of Option. Notwithstanding the provisions of Sections 1(a) or 1(b) hereof, the Option may become exercisable earlier than the time provided in such sections if any of the following circumstances apply:
(a)Death or Disability: The Option shall become immediately exercisable in full if the Optionee should die or become permanently disabled while in the employ of the Company or any Subsidiary. For purposes of this Agreement, “permanently disabled” shall mean that the Optionee has qualified for long-term disability benefits under a disability plan or program of the Company or, in the absence of a disability plan or program of the Company, under a government-sponsored disability program.
(b)Change in Control:
(i)Upon a Change in Control occurring during the four-year period described in Section 1(a) above while the Optionee is an employee of the Company or a Subsidiary, to the extent the Option has not been forfeited, the Option shall become immediately exercisable in full, except to the extent that a Replacement Award is provided to the Optionee for such Option.
(ii)For purposes of this Agreement, a “Replacement Award” shall mean an award (A) of stock options, (B) that have a value at least equal to the value of the Option, (C) that relates to publicly traded equity securities of the Company or its successor in the Change in Control (or another entity that is affiliated with the Company or its successor following the Change in Control), (D) the tax consequences of which, under the Code, if the Optionee is subject to U.S. federal income tax under the Code, are not less favorable to the Optionee than the tax consequences of the Option, (E) that becomes exercisable in full upon a termination of the Optionee’s employment with the Company or its successor in the Change in Control (or another entity that is affiliated with the Company or its successor following the Change in Control) (the “Successor”) for Good Reason by the Optionee or without Cause (as defined in Section 2(d)) by the Successor within a period of two years after the Change in Control, and (F) the other terms and conditions of which are not less favorable to the Optionee than the terms and conditions of the Option (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Option if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 2(b)(ii) are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
(iii)For purposes of Section 2(b)(ii), “Good Reason” will be defined to mean: a material reduction in the nature or scope of the responsibilities, authorities or duties of the Optionee attached to the Optionee’s position held immediately prior to the Change in Control, a change of more than 60 miles in the location of the Optionee’s principal office immediately prior to the Change in Control, or a material reduction in the Optionee’s remuneration upon or after the Change in Control; provided, that no later than 90 days following an event constituting Good Reason, the Optionee gives notice to the Company or the Successor of the occurrence of such event and the Company or the Successor fails to cure the event within 30 days following the receipt of such notice.
(c)Divestiture: The Option shall become immediately exercisable in full if the Optionee’s employment with the Company or a Subsidiary terminates as the result of a divestiture. For the purposes of this Agreement, the term “divestiture” shall mean a permanent disposition to a Person other than the Company or any Subsidiary of a plant or other facility or property at which the Optionee performs a majority of the Optionee’s services whether such disposition is effected by means of a sale of assets, a sale of Subsidiary stock or otherwise.
(d)Termination Without Cause: Subject to Section 2(e) hereof, if (i) the Optionee’s employment with the Company or a Subsidiary is terminated by the Company or a Subsidiary other than for

Cause (a “Termination Without Cause”) and (ii) the Optionee is entitled to receive severance pay pursuant to the terms of any severance pay plan of the Company in effect at the time of the Optionee’s termination of employment that provides for severance pay calculated by multiplying the Optionee’s base compensation by a specified severance period, then the Option shall be exercisable with respect to the total number of Common Shares that would have been exercisable under the provisions of Section 1(a) hereof if the Optionee had remained in the employ of the Company through the end of the severance period. For purposes of this Agreement, “Cause” shall mean: an intentional act of fraud, embezzlement or theft in connection with the Optionee’s duties with the Company or a Subsidiary (or the Successor, if applicable); (ii) an intentional wrongful disclosure of secret processes or confidential information of the Company or a Subsidiary (or the Successor, if applicable); (iii) an intentional, wrongful engagement in any competitive activity that would constitute a material breach of the Optionee’s duty of loyalty to the Company or a Subsidiary (or the Successor, if applicable); (iv) the willful misconduct in the performance of the Optionee’s duties to the Company or a Subsidiary (or the Successor, if applicable); or (v) gross negligence in the performance of the Optionee’s duties to the Company or a Subsidiary (or the Successor, if applicable). No act, or failure to act, on the part of the Optionee shall be deemed “intentional” unless done or omitted to be done by the Optionee not in good faith and without reasonable belief that the Optionee’s action or omission was in or not opposed to the best interest of the Company or a Subsidiary (or the Successor, if applicable); provided, that for any Optionee who is party to an individual severance or employment agreement defining Cause, “Cause” will have the meaning set forth in such agreement.
(e)Release Requirement: Notwithstanding any provision of this Agreement to the contrary, to the extent permitted under applicable law, the Option will not become exercisable pursuant to Section 2(d) of this Agreement as a result of a Termination Without Cause or pursuant to Section 2(b)(ii)(E) of this Agreement as a result of a termination of employment for Good Reason by Optionee or without Cause by the Successor unless, to the extent permitted by applicable law, Optionee signs, does not revoke, and agrees to be bound by a general release of claims in a form provided by the Company which release must be signed, and any applicable revocation period shall have expired within 30 or 60 days (as specified by the Company at the time such release is provided) of Optionee’s termination of employment.
3.    Termination of Option. The Option shall terminate automatically and without further notice on the earliest of the following dates:
(a)ninety days after the date upon which the Optionee ceases to be an employee of the Company or a Subsidiary, unless (i) the cessation of his employment (A) is a result of his death, permanent disability, or retirement or (B) follows a Change in Control, a divestiture, or a Termination Without Cause, or (ii) the Optionee continues to serve as a director of the Company following the cessation of his employment;
(b)three years after the date upon which the Optionee ceases to be an employee of the Company or a Subsidiary following (i) a Change in Control, (ii) a divestiture, or (iii) a Termination Without Cause;
(c)five years after the date upon which the Optionee ceases to be an employee of the Company or a Subsidiary (i) as a result of his death, or (ii) as a result of his permanent disability;
(d)five years after the date upon which the Optionee ceases to be a director of the Company if he continues to serve as a director of the Company following the cessation of his employment other than as a result of his retirement; or
(e)ten years after the Date of Grant. (By way of illustration, if (i) the Optionee remains an employee of the Company or a Subsidiary until the ten-year anniversary of the Date of Grant, or (ii) the Optionee ceases to be an employee of the Company or a Subsidiary as a result of his retirement, the Option shall terminate automatically and without further notice ten years after the Date of Grant.)
    In the event that the Optionee shall intentionally commit an act that the Committee determines to be materially adverse to the interests of the Company or a Subsidiary, the Option shall terminate at the time of that determination notwithstanding any other provision of this Agreement to the contrary.

4.Payment of Option Price. The Option Price shall be payable (a) in cash in the form of currency or check or other cash equivalent acceptable to the Company, (b) by transfer to the Company of nonforfeitable, unrestricted Common Shares that have been owned by the Optionee for at least six months prior to the date of exercise, (c) subject to any conditions or limitations established by the Committee, the Company’s withholding Common Shares otherwise issuable upon exercise of the Option pursuant to a “net exercise” arrangement, or (d) by any combination of the methods of payment described in Sections 4(a), 4(b) and 4(c) hereof. Nonforfeitable, unrestricted Common Shares that are transferred by the Optionee in payment of all or any part of the Option Price and Common Shares withheld by the Company shall be valued on the basis of their Market Value per Share. Subject to the terms and conditions of Section 7 hereof and Section 12 of the Plan, and subject to any deferral election the Optionee may have made pursuant to any plan or program of the Company, the Company shall cause certificates for any shares purchased hereunder to be delivered to the Optionee upon payment of the Option Price in full.
5.Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any such law. To the extent that the Ohio Securities Act shall be applicable to the Option, the Option shall not be exercisable unless the Common Shares or other securities covered by the Option are (a) exempt from registration thereunder, (b) the subject of a transaction that is exempt from compliance therewith, (c) registered by description or qualification thereunder or (d) the subject of a transaction that shall have been registered by description thereunder.
6.Transferability and Exercisability. The Option, including any interest therein, shall not be transferable by the Optionee except by will or the laws of descent and distribution, and the Option shall be exercisable during the lifetime of the Optionee only by him or, in the event of his legal incapacity to do so, by his guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.
7.Adjustments. Subject to Section 12 of the Plan, the Committee shall make any adjustments in the Option Price and the number or kind of shares of stock or other securities covered by the Option, and in other terms and provisions, that the Committee shall determine to be equitably required to prevent any dilution or expansion of the Optionee’s rights under this Agreement that otherwise would result from any (a) stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) merger, consolidation, separation, reorganization, partial or complete liquidation or other distribution of assets involving the Company or (c) other transaction or event having an effect similar to any of those referred to in Section 7(a) or 7(b) hereof. Furthermore, in the event that any transaction or event described or referred to in the immediately preceding sentence, or a Change in Control, shall occur, the Committee shall provide in substitution of any or all of the Optionee’s rights under this Agreement such alternative consideration (including cash) as the Committee shall determine in good faith to be equitable under the circumstances.
8.Withholding Taxes. To the extent that the Company or a Subsidiary is required to withhold federal, state, local or foreign taxes in connection with any delivery of Common Shares to the Optionee, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such delivery that the Optionee make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld.  To the extent permitted by applicable law, the Optionee may elect that all or any part of such withholding requirement be satisfied by retention by the Company of a portion of the Common Shares delivered to the Optionee or by the Optionee’s surrender of a portion of the Common Shares that he or she has owned. Any Common Shares so withheld shall be credited against such withholding requirements at the market value of such shares on the date of such withholding. The Optionee may also satisfy such tax obligation by paying the Company cash via personal check or having such amounts deducted from payroll, to the extent permitted by applicable law.

9.Detrimental Activity and Recapture.
(a)To the extent permitted by applicable law, in the event that, as determined by the Committee, the Optionee shall engage in Detrimental Activity during employment with the Company or a Subsidiary, the Option will be forfeited automatically and without further notice at the time of that determination notwithstanding any other provision of this Agreement. Nothing in this Agreement prevents the Optionee from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations.
(b)To the extent permitted by applicable law, if a Restatement occurs and the Committee determines that the Optionee is personally responsible for causing the Restatement as a result of the Optionee’s personal misconduct or any fraudulent activity on the part of the Optionee, then the Committee has discretion to, based on applicable facts and circumstances and subject to applicable law, cause the Company to recover all or any portion (but no more than 100%) of the Option (and the Common Shares underlying the Option) awarded to the Optionee for some or all of the years covered by the Restatement. The amount of the Option (and the Common Shares underlying the Option) recovered by the Company shall be limited to the amount by which such Option (and the Common Shares underlying the Option) exceeded the amount that would have been awarded to the Optionee had the Company’s financial statements for the applicable restated fiscal year or years been initially filed as restated, as reasonably determined by the Committee. The Committee shall also determine whether the Company shall effect any recovery under this Section 9(b) by: (i) seeking repayment from the Optionee; (ii) reducing, except with respect to any non-qualified deferred compensation under Section 409A of the Code (to the extent applicable), the amount that would otherwise be payable to the Optionee under any compensatory plan, program or arrangement maintained by the Company (subject to applicable law and the terms and conditions of such plan, program or arrangement); (iii) by withholding, except with respect to any non-qualified deferred compensation under Section 409A of the Code (to the extent applicable), payment of future increases in compensation (including the payment of any discretionary bonus amount) that would otherwise have been made to the Optionee in accordance with the Company’s compensation practices; or (iv) by any combination of these alternatives. For purposes of this Agreement, “Restatement” means a restatement of any part of the Company’s financial statements for any fiscal year or years beginning with the year in which the Date of Grant occurs due to material noncompliance with any financial reporting requirement under the U.S. securities laws applicable to such fiscal year or years.
10.Clawback. Notwithstanding anything to the contrary, if the Optionee breaches any of the Optionee’s obligations under any non-competition or other restrictive covenant agreement that the Optionee has entered into with the Company or a Subsidiary (the “Non-Competition Agreement”), to the extent permissible by local law, the Optionee shall forfeit any portion of the Option that has not become exercisable and any portion of the Option that has become exercisable, but has not yet been exercised. In addition, in the event that the Optionee breaches the Non-Competition Agreement, if the Company shall so determine, the Optionee shall, promptly upon notice of such determination, (a) return to the Company all of the Common Shares that the Optionee has not disposed of that were issued upon exercise of any portion of the Option that became exercisable pursuant to this Agreement, and (b) with respect to any Common Shares so issued upon exercise under this Agreement that the Optionee has disposed of, pay to the Company in cash the difference between the Option Price and the aggregate Market Value per Share of those Common Shares on the date of exercise, in each case as reasonably determined by the Company. To the extent that such amounts are not promptly paid to the Company, the Company may set off the amounts so payable to it against any amounts (other than amounts of non-qualified deferred compensation as so defined under Section 409A of the Code, to the extent applicable) that may be owing from time to time by the Company or a Subsidiary to the Optionee, whether as wages or vacation pay or in the form of any other benefit or for any other reason.
11.No Right to Future Awards or Continued Employment. This Option is a voluntary, discretionary bonus being made on a one-time basis and it does not constitute a commitment to make any future awards. This Option and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing in this Agreement will give the Optionee any right to continue employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of the Optionee.
12.Relation to Other Benefits. Any economic or other benefit to the Optionee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Optionee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.
13.Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Optionee with respect to the Option without the Optionee’s consent.
14.Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid or unenforceable, the remainder of this Agreement and the application of such provision in any other person or circumstances shall not be affected, and the provisions so held to be invalid or unenforceable shall be reformed to the extent (and only to the extent) necessary to make it enforceable and valid.
15.Processing of Information. Information about the Optionee and the Optionee’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. The Optionee understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within the Optionee’s country or elsewhere, including the United States of America. The Optionee consents to the processing of information relating to the Optionee and the Optionee’s participation in the Plan in any one or more of the ways referred to above.
16.Language. By signing this Agreement, you acknowledge that you have agreed to the receipt of this Agreement and all documents related to the Option in the English language.
17.Governing Law. This Agreement is made under, and shall be construed in accordance with, the internal substantive laws of the State of Ohio.
18.Relation to Plan. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.
19.Non-U.S. Addendum. Notwithstanding any provisions in this document to the contrary, the Option will also be subject to the special terms and conditions set forth on Appendix A for Optionees who reside outside of the United States. Moreover, if an Optionee is not a resident of any of the countries listed on Appendix A as of the Date of Grant, but relocates to one of the listed countries at any point thereafter, the special terms and conditions for such country will apply to the Optionee, to the extent the Company determines that the application of such terms and conditions are necessary or advisable in order to comply with local law or facilitate the administration of the Plan. Appendix A constitutes part of this Agreement.

Signatures on the Following Page

This Agreement is executed by the Company on this ___ day of __________, 20__.
              THE TIMKEN COMPANY
                            By ________________________________________
                       Name:

Date:
The undersigned Optionee hereby acknowledges receipt of an executed original of this Agreement and accepts the Option granted hereunder, subject to the terms and conditions of the Plan and the terms and conditions hereinabove set forth.
______________________________
                Optionee
                        Date: _________________________

[TO BE UPDATED TO CONFORM WITH TERMS OF AGREEMENT]
Appendix A
SPECIAL TERMS AND CONDITIONS OF THE NONQUALIFIED TIMKEN OPTION AGREEMENT FOR INTERNATIONAL TIMKEN PARTICIPANTS
TERMS AND CONDITIONS
This Appendix A, which is part of the Nonqualified Stock Option Agreement (the “Agreement”), contains special terms and conditions of the Option that will apply to you if you reside in one of the countries listed below. Capitalized terms used but not defined herein shall have the same meanings assigned to them in The Timken Company’s 2011 Long-Term Incentive Plan, as amended and restated as of February 13, 2015 (the “Plan”), and/or the Agreement.
NOTIFICATIONS
This Appendix A also includes information regarding exchange control and certain other issues of which you should be aware with respect to your Option. The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2018. Such laws are often complex and change frequently. The Timken Company (the “Company”) therefore strongly recommends that you do not rely on the information in this Appendix A as the only source of information relating to the consequences of the Option because such information may be outdated when the Option is exercised and/or you sell any common shares of the Company received upon exercise.
In addition, the information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result. Accordingly, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.
Finally, if you are a citizen or resident of a country other than the one in which you are currently working, transferred employment after the Option was granted to you, or are considered a resident of another country for local law purposes, the information contained herein may not apply.
COUNTRIES COVERED BY THIS APPENDIX A:
China, France, Germany, India, Poland, Romania, Singapore, the United Arab Emirates, and the United Kingdom.
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ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO ALL NON-U.S. TIMKEN PARTICIPANTS:
1.Electronic Delivery and Consent to Electronic Participation. The Company may, in its sole discretion, decide to deliver any documents related to the Option(s) by electronic means. The Optionee has consented to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by Company.

2.Nature of Grant. The Optionee has acknowledged that:
(a)the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan or the Agreement;
(b)the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Option Rights, or benefits in lieu of Option Rights, even if Option Rights have been granted repeatedly in the past;
(c)all decisions with respect to future grants of Option Rights, if any, will be at the sole discretion of the Company;
(d)the Optionee is voluntarily participating in the Plan;
(e)the Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company, its Subsidiaries, and/or its affiliates, and that is outside the scope of the Optionee’s employment contract with the Company or its affiliates, if any;
(f)the Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long service awards, pension or retirement benefits or similar payments;
(g)the future value of the underlying Common Shares is unknown and cannot be predicted with certainty;
(h)in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from forfeiture or termination of the Option or diminution in value of the Option or the Common Shares resulting from the Optionee’s termination of employment (for any reason whatsoever and whether or not in breach of local labor laws);

(i)notwithstanding any terms or conditions of the Plan to the contrary, in the event of the involuntary termination of the Optionee’s employment, the Optionee’s right to receive the Option and vest in the Option under the Plan, if any, will terminate effective as of the date that the Optionee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of the involuntary termination of employment, the Optionee’s right to vest in the Option after termination of employment, if any, will be measured by the date of termination of the Optionee’s active employment and will not be extended by any notice period mandated under local law.
3.Data Privacy. The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this document by and among, as applicable, the Optionee’s employer (the “Employer”), the Company and its Subsidiaries and affiliates, for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.
The Optionee understands that the Company and the Employer may hold certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address, email address and telephone number, date of birth, social insurance number, passport number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in the Optionee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).
The Optionee understands that Data will be transferred to Computershare, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Optionee understands that the recipients of the Data may be located in the United States or elsewhere, including outside the European

Economic Area (if applicable), and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Optionee’s country. The Optionee understands that the Optionee may request a list with the names and addresses of any potential recipients of the Data by contacting the Optionee’s local human resources representative. The Optionee authorizes the Company, Computershare and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Optionee’s participation in the Plan. The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan. The Optionee understands that the Optionee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Optionee’s local human resources representative. The Optionee understands, however, that refusing or withdrawing the Optionee’s consent may affect the Optionee’s ability to participate in the Plan. For more information on the consequences of the Optionee’s refusal to consent or withdrawal of consent, the Optionee understands that the Optionee may contact the Optionee’s local human resources representative.

COUNTRY-SPECIFIC LANGUAGE:
CHINA
TERMS AND CONDITIONS
Termination of Option. For PRC nationals only, Section 3 of the Agreement is hereby amended in its entirety to read as follows:
“3.     Termination of Option. The Option shall terminate automatically and without further notice on the earliest of the following dates:
(a)thirty days after the date upon which the Optionee ceases to be an employee of the Company or a Subsidiary, unless (i) the cessation of his employment (A) is a result of his death, permanent disability, retirement, or early retirement or (B) follows a Change in Control, a divestiture, or a Termination Without Cause, or (ii) the Optionee continues to serve as a director of the Company following the cessation of his employment;
(b)180 days after the date upon which the Optionee ceases to be an employee of the Company or a Subsidiary following (i) a Change in Control, (ii) a divestiture, or (iii) a Termination Without Cause;
(c)180 days after the date upon which the Optionee ceases to be an employee of the Company or Subsidiary as a result of early retirement. For purposes of this Agreement, “early retirement” shall mean the Optionee’s voluntary termination of employment, without the consent of the Board or the Committee, at or after the Optionee has reached age 55 and has accrued at least 15 years of continuous employment with the Company or a Subsidiary, but before the Optionee has reached age 62;
(d)180 days after the date upon which the Optionee ceases to be an employee of the Company or a Subsidiary (i) as a result of his death, or (ii) as a result of his permanent disability;
(e)180 days after the date upon which the Optionee ceases to be a director of the Company if he continues to serve as a director of the Company following the cessation of his employment other than as a result of his retirement with the Company’s consent; or
(f)ten years after the Date of Grant. (By way of illustration, if (i) the Optionee remains an employee of the Company or a Subsidiary until the ten-year anniversary of the Date of Grant, or (ii) the Optionee ceases to be an employee of the Company or a Subsidiary as a result of his retirement, the Option shall terminate automatically and without further notice ten years after the Date of Grant.)

In the event that the Optionee shall intentionally commit an act that the Committee determines to be materially adverse to the interests of the Company or a Subsidiary, the Option shall terminate at the time of that determination notwithstanding any other provision of this Agreement to the contrary.”

SAFE Compliance. The following language is added to the end of Section 5 of the Agreement to read as follows:
“Furthermore, it is intended that the Plan and this Agreement comply with any applicable requirements of the State Administration of Foreign Exchange (“SAFE”) and any other laws in effect in the People’s Republic of China (the “PRC”). This Agreement and the Plan shall be administered in a manner consistent with such intent, and any provision that would cause this Agreement or the Plan to fail to meet the applicable SAFE requirements and/or other laws in the PRC shall have no force and effect until amended to comply with the SAFE requirements and/or other laws in the PRC. By accepting this grant of Options, the Optionee consents to any such required amendment in advance.”
Sale and Repatriation. For PRC nationals only, the following language is added as a new Section 20 to the Agreement immediately following Section 19:

“20. Sale and Repatriation. The Optionee agrees to sell any Common Shares acquired pursuant to this Agreement within six (6) months following the date of the termination of the Optionee’s employment with the Company or a Subsidiary for any reason and subsequently repatriate the proceeds from such sale to the Company’s bank account in the PRC that was approved by SAFE. The Optionee further agrees that if he or she does not sell the shares within such period, the Company is authorized to instruct its designated broker to assist with the mandatory sale of such shares (on the Optionee’s behalf pursuant to this authorization), and the Optionee expressly authorizes the Company’s designated broker to complete the sale of such shares. The Optionee acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Common Shares at any particular price. Upon the sale of the Common Shares, the Company agrees to pay the Optionee the cash proceeds from the sale of the shares, less any brokerage fees or commissions and subject to any obligation to satisfy withholding taxes. Such payment shall be made to the Optionee through the designed bank account approved by SAFE. If the funds are converted into local currency, the Company will not bear the exchange rate risk and does not undertake to convert the funds at any particular time.”
NOTIFICATIONS
There are no country-specific notifications.
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EUROPEAN ECONOMIC AREA
Please consult the notice addressing the EU General Data Protection Regulation (GDPR), which is attached hereto as Addendum 1.
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FRANCE
TERMS AND CONDITIONS
Accelerated Vesting of Option - Divestiture. The first sentence of Section 2(c) of the Agreement is hereby amended in its entirety to read as follows:
“The Option shall become immediately exercisable in full if the Optionee’s employment with the Company or a Subsidiary terminates as the result of a divestiture (to the extent French law permits such termination).”
Termination of Option. Section 3(a) of the Agreement is hereby amended in its entirety to read as follows:

“(a)    thirty days after the date upon which the Optionee ceases to be an employee of the Company or a Subsidiary, unless (i) the cessation of his employment (A) is a result of his death, permanent disability or retirement, or (B) follows a Change in Control, a divestiture, or a Termination Without Cause, or (ii) the Optionee continues to serve as a director of the Company following the cessation of his employment;”
Section 3(c) of the Agreement is hereby deleted in its entirety and the remaining subsections in Section 3 are re-lettered accordingly.
Detrimental Activity and Recapture; Clawback. Sections 9 and 10 of the Agreement will only apply to the Options to the extent permitted by applicable law.

Data Privacy. The French translation of the Data Privacy provision set forth above reads as follows:
Vous acceptez formellement et sans réserve la collecte, l’utilisation et le transfert, sous un format électronique ou sous un autre format, de vos données personnelles, dans les conditions décrites dans ce document par et entre, le cas échéant, votre employeur (“l’Employeur”), Timken et ses Filiales et entités affiliées, dans le but exclusif de mettre en place, d’administrer et de gérer votre participation au Plan.
Vous reconnaissez que Timken et l'Employeur peuvent détenir certaines informations personnelles à votre sujet, dont notamment vos noms, adresses, addresses email, numéros de téléphone, date de naissance, numéro de sécurité sociale, numéro de passeport, ou assimilé, rémunérations, nationalités, descriptifs de postes, toute participation ou fonction que vous détenez ou exercez dans Timken, les détails de toutes les options ou de tous autres droits attribués, annulés, achetés, exercés, acquis, potentiels ou émis en votre faveur, pour les besoins de la mise en place, de l'administration et de la gestion du Plan (les “Informations”).
Vous reconnaissez que les Informations seront transmises à Computershare, ou à tout autre prestataire de services afférents à des plans en actions qui pourra être retenu par Timken à l'avenir, qui assiste Timken s'agissant de la mise en place, de l'administration et de la gestion du Plan. Vous reconnaissez que les destinataires des Informations peuvent être situés aux Etats-Unis ou ailleurs, en ce compris en dehors de l'Espace Economique Européen (le cas échéant), et que le droit applicable dans la juridiction du destinataire des Informations (par exemple les Etats-Unis) en matière de protection des données personnelles peut être différent du droit applicable en la matière dans votre juridiction. Vous reconnaissez que vous pouvez demander une liste des noms et adresses de tout destinataire potentiel des Informations en contactant votre responsable des ressources humaines local. Vous autorisez Timken, Computershare et tout autre destinataire potentiel des Informations qui assisterait Timken (actuellement ou à l'avenir) s'agissant de la mise en place, de l'administration et de la gestion du Plan, à recevoir, détenir, utiliser, conserver et transférer les Informations, sous un format électronique ou sous un autre format, dans le exclusif but de mettre en place, d'administrer et de gérer votre participation au Plan. Vous reconnaissez que les Informations peuvent être conservées aussi longtemps que nécessaire afin de mettre en place, d’administrer et de gérer votre participation au Plan. Vous reconnaissez que vous pouvez, à tout moment, voir les Informations, demander toute information complémentaire au sujet du stockage et du traitement des Informations, exiger toute modification nécessaire des Informations, ou refuser ou retirer les consentements qui précèdent, en tout état de cause gratuitement, en contactant votre responsable des ressources humaines local. Vous reconnaissez toutefois que le fait de refuser ou de retirer les consentements qui précèdent est susceptible d'avoir des conséquences quant à votre capacité à participer au Plan. Afin d'obtenir plus d'informations sur les consequences liées au fait de refuser ou de retirer les consentements qui précèdent, vous reconnaissez pouvoir contacter votre responsable des ressources humaines local.

NOTIFICATIONS
Exchange Control Information. If you import or export cash (e.g., sales’ proceeds received under the Plan) with a value equal to or exceeding €10,000 and do not use a financial institution to do so, you must submit a report to the customs and excise authorities. If you maintain a foreign bank account, you are required to report such account to the French tax authorities when filing your annual tax return.
***********
GERMANY
TERMS AND CONDITIONS
There are no country-specific terms or conditions.
NOTIFICATIONS
Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If you use a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of Common Shares acquired under the Plan, the bank will make the report for you. In addition, you must report any receivables, payables, or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis.
***********
INDIA
TERMS AND CONDITIONS
Repatriation. You understand that you must repatriate any proceeds from the sale of Common Shares acquired under the Plan to India and convert the proceeds into local currency within 90 days of receipt. You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency. You should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or your employer requests proof of repatriation.
NOTIFICATIONS
Exchange Control Information. You understand that it is your responsibility to comply with all exchange control laws in India and that you should consult with your own legal advisor about the applicable requirements.
***********
POLAND
TERMS AND CONDITIONS
There are no country-specific terms or conditions.

NOTIFICATIONS
Exchange Control Information. Polish residents holding foreign securities (including Shares) and maintaining accounts abroad must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts on a quarterly basis if the value of such transactions or balances exceed the equivalent of PLN 7,000,000. If such reporting obligation applies to you and your shareholding exceeds 10% of the Company’s total voting stock, you will also be required to notify the National Bank of Poland by the end of May of each subsequent year. The reports are filed on special forms available on the website of the National Bank of Poland. You may also be subject to other requirements regarding the transfer of funds into and out of Poland. You understand that it is your responsibility to comply with all exchange control laws in Poland and that you should consult with your own legal advisor about the applicable requirements.
***********
ROMANIA
TERMS AND CONDITIONS
There are no country-specific terms or conditions.
NOTIFICATIONS
Exchange Control Information. You understand that it is your responsibility to comply with all exchange control and asset reporting laws in Romania and that you should consult with your own legal advisor about the applicable requirements.
***********
SINGAPORE
TERMS AND CONDITIONS
There are no country-specific terms or conditions.
NOTIFICATIONS
Director Notification Obligations. If you are a director (as the term is defined under Singapore law) of a Singapore incorporated company which is a related corporation of the Company (a “Singapore Related Company”), you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Related Company in writing when you receive an interest (e.g., purchase right or Common Shares) in the Company. In addition, you must notify the Singapore Related Company when you sell your Common Shares. These notifications must be made within two business days of acquiring or disposing of any interest in the Company. In addition, a notification of your interests in the Company or any subsidiary or affiliate must be made within two business days of becoming a director of the Singapore Related Company.
Securities Law Information. The grant of the Option is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.). As a result, the grant is exempt from the prospectus and registration requirements under Singaporean law and is not made with a view to the underlying Common Shares being subsequently offered for sale to any other party. The

Plan has not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore.
***********
UNITED ARAB EMIRATES
TERMS AND CONDITIONS
There are no country-specific terms or conditions.
NOTIFICATIONS
Situs of Sale. The Option and the Common Shares have not been reviewed, registered, approved or disapproved in any way by the Emirates Securities and Commodities Authority, the Dubai Financial Services Authority, the U.A.E. Central Bank or any other governmental authority in the United Arab Emirates, and have not been authorized or licensed by such entities for offering, marketing or sale in the United Arab Emirates. This document does not constitute and may not be used for the purposes of an offer or invitation. As such, the Option and Common Shares are not being offered or sold in the United Arab Emirates, but instead, this offering is being made in, and any related materials are subject to, the laws, regulations and rules of a jurisdiction outside the United Arab Emirates. No services relating to the purchase right and Common Shares, including the receipt of applications and/or the allotment or redemption of such purchase right or Common Shares may be rendered within the United Arab Emirates. No offer or invitation to subscribe for Common Shares or sell Common Shares is valid or permitted in, or to any persons in, or from, the Dubai International Financial Centre.
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UNITED KINGDOM
TERMS AND CONDITIONS
FSMA. This Appendix A amends those provisions of the Plan which are required to be amended in order for awards made under the Plan, and communications concerning those awards, to be exempt from provisions of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”). Any Option Rights to which this Appendix A applies shall apply to employees of the Company or a Subsidiary that is a member of the same group as the Company who are residents of, and provide services in, the United Kingdom. For purposes of this Appendix A, the term “group” in relation to the Company shall bear the meaning given to such term in section 421 of the FSMA.
Retirement. Section 1(b) of the Agreement is hereby amended in its entirety to read as follows:

“(b)
Vesting Upon Retirement: If the Optionee retires (which means ceasing employment with the intention of retiring) before the fourth anniversary of the Date of Grant, then the Optionee’s Option shall become nonforfeitable in accordance with the terms and conditions of, and over the time period described in, Section 1(a) as if the Optionee had remained in the continuous employ of the Company or a Subsidiary from the Date of Grant until the date of the fourth anniversary or the occurrence of an event referenced in Section 2, whichever occurs first.”

Death or Disability. Section 2(a) of the Agreement is hereby amended in its entirety to read as follows:

“(a)
Death or Disability: The Option shall become immediately exercisable in full if the Optionee should die or become permanently disabled while in the employ of the Company or any Subsidiary. For purposes of this Agreement, “permanently disabled” shall mean, subject to and in compliance with the requirements of local law, that the Optionee has qualified for long-term disability benefits under a disability plan or program of the Company or a Subsidiary.” (1)

Termination of Option. Section 3(a) of the Agreement is hereby amended in its entirety to read as follows:
“(a)    thirty days after the date upon which the Optionee ceases to be an employee of the Company or a Subsidiary, unless (i) the cessation of his employment (A) is a result of his death, permanent disability or retirement, or (B) follows a Change in Control, a divestiture, or a Termination Without Cause, or (ii) the Optionee continues to serve as a director of the Company following the cessation of his employment;”
Section 3(c) of the Agreement is hereby deleted in its entirety and the remaining subsections in Section 3 are re-lettered accordingly.
Transferability. Section 6 of the Agreement is hereby amended in its entirety to read as follows:

“6.
Transferability and Exercisability. The Option, including any interest therein, shall not be transferable by the Optionee except by will or the laws of descent and distribution, provided that the persons to whom rights under Options may be transferred shall be limited to the Optionee's children and step-children under the age of eighteen, spouses and surviving spouses and civil partners (within the meaning of the United Kingdom Civil Partnerships Act 2004) and surviving civil partners. The Option shall be exercisable during the lifetime of the Optionee only by him or, in the event of his legal incapacity to do so, by his guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under applicable law.”

Detrimental Activity and Recapture; Clawback. Sections 8 and 9 of the Agreement shall not apply to Optionees in the United Kingdom.
Taxes. Section 8 of the Agreement is hereby amended in its entirety to read as follows:

___________________________________________
(1) In summary, for the purposes of disability discrimination under the UK Equality Act 2010, a “disability” is a physical or mental impairment which has a substantial and long-term adverse effect on an individual's ability to carry out normal day-to-day activities. The effect must have lasted for 12 months or be likely to last 12 months. An effect that is likely to recur is treated as continuing for this purpose.

“8. Withholding Taxes.

(a)
If the Company shall be required to withhold any federal, state, local or foreign tax in connection with any exercise of the Option, including United Kingdom income tax and primary class 1 (employee’s) national insurance contributions that the Optionee’s employer is liable to account for, the Optionee shall pay the tax or make provisions that are satisfactory to the Company for the payment thereof. The Optionee may elect to satisfy all or any part of any such withholding obligation by having withheld from the Common Shares that are issuable to the Optionee upon the exercise of the Option Common Shares having a value equal to the amount required to be withheld. If such election is made, the shares so withheld shall be credited against any such withholding obligation at their market value on the date the benefit is to be included in the Optionee’s income. In no event, however, shall the market value of the Common Shares to be withheld pursuant to this Section to satisfy applicable withholding taxes exceed the minimum amount of taxes required to be withheld. Unless otherwise determined by the Committee at any time, the Optionee may deliver Common Shares owned for more than 6 months to satisfy any tax obligations resulting from any such transaction.

(b)
It is a further condition of delivery of any Common Shares pursuant to the exercise of the Option that the Optionee will, if required to do so by the Company, enter into a joint election under section 431(1) of the Income Tax (Earnings and Pensions) Act 2003 of the United Kingdom (“ITEPA”), the effect of which is that the Common Shares will be treated as if they were not restricted securities and that sections 425 to 430 of ITEPA will not apply to those shares.”

No Right to Future Awards. Section 11 of the Agreement is hereby amended by adding the following sentence to the end thereof:
“Participation in the Plan under this Appendix A by the Optionee is a matter entirely separate from any pension right or term or condition of employment and such participation shall in no respect whatever affect the Optionee’s pension rights or terms or conditions of employment and in particular, but without limitation, if the Optionee leaves the employment of the Company or any Subsidiary, the Optionee shall not be entitled to any compensation for loss of any right or benefit or prospective right or benefit under the Plan which the Optionee might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or breach of contract or by way of compensation for loss of office or otherwise.”
NOTIFICATIONS
There are no country-specific notifications. NAI-1503361468v6

Addendum 1
[The Timken Company Letterhead]
GDPR Notice for Participants in the European Union
Re: The Timken Company 2011 Long-Term Incentive Plan, as amended and restated as of February 13, 2015 (the “Plan”)

Dear Participant:
The EU General Data Protection Regulation (also known as the “GDPR”) comes into force on May 25, 2018. For the purposes of the GDPR, The Timken Company (the “Company”) wants to make EU-based participants in the Plan aware that the Company holds certain Data (as defined below) about the participants. The Company also wants to explain why the Company holds this Data and to let each participant know how to raise any questions regarding the Company’s use of the Data. The purpose of this communication is to provide participants with this information.

This document constitutes a Notice under the GDPR. Copies of this Notice are also available for viewing online at www.computershare.com or by request using the contact details set out below.

This communication supplements information relating to the use of your Data set out in the relevant agreement, or agreements, including any addenda, issued to you under the Plan (the “Agreements”). Should there be any inconsistency between the terms of this Notice and the Agreements relating to the Company’s use of your Data, then this Notice is the document that will apply.

The term “Data” as used in this Notice includes your name, home address, email address, and telephone number, date of birth, social insurance number, passport number or other identification number, salary, nationality and job title, as well as details of any shares, directorships, awards or any other equity or share rights you may have in the Company (whether awarded, canceled, purchased, exercised, vested, unvested or outstanding).

Data Controller Entity: The Company is the Data Controller. The Company is an Ohio corporation, with its principal United States office at 4500 Mount Pleasant Street, North Canton, Ohio 44720 USA.

Purposes: Data is held for the exclusive purpose of implementing, administering and managing your participation in the Plan.

Legitimate Interests: The Company holds the Data for the legitimate interests of implementing, administering and maintaining the Plan and each participant’s participation in the Plan.

International Transfers of Data: As the Company is based in the United States and the Agreements are performed in the United States, the Company can only meet its contractual obligations to you under the Agreements if the Data is transferred to the United States. The performance of the contractual obligations of the Company to you is one of the legal bases for the transfer of the Data from the European Union to the United States. You should be aware that the United States may have different data privacy laws and protections than the data privacy laws in place in the European Union. Your personal data is safeguarded when it is transferred to or accessed by Timken in the US, by the fact that Timken in the US has entered into Standard Contractual Clauses to safeguard any transfers of personal data from the EU to outside the European Economic Area, a copy of which can be obtained on request from the contact details set forth at the end of this notice.

Retention Period: Records relating to the Plan are kept at least for a period required by applicable law. Our current service provider maintains records indefinitely while a client relationship exists with the data subject and for seven years following the end of that relationship.

Other Recipients: To fulfil its obligations under the Agreements, the Company may share Data with its subsidiary companies who employ participants in the Plan, including Timken Europe B.V., Timken GmbH, Interlube Limited, Timken Italia S.r.l., Timken Polska SP z.o.o., Timken PWP SRL, Timken Romania SA, Timken UK Limited. In addition, Data may be transferred to certain third parties assisting in the implementation, administration and management of the Plan, such as share plan administrators and transfer agents, including Computershare Limited, Equiniti Trust Company (formerly Wells Fargo Shareholder Services), and Bank of America - Merrill Lynch. At your instruction, the Data will be shared with a broker or other third party whom you have instructed the Company to deposit shares or other securities acquired upon the vesting of any awards under the Agreements.
Data Subject Rights: Participants have a number of rights under the GDPR. Depending upon the circumstances, these may include the right of data portability (where the Company helps a participant move Data to someone else at the participant’s request), the right to object to the processing of the Data, the right to require the Company to update and correct the Data, the right to require erasure of the Data and the right for the participant to review the Data held by the Company and to require the Company to cease processing it. You must understand, however, that any such request may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or your withdrawal of consent, please contact the Company using the contact details below.

Data Security: The Company recognizes the importance of treating Data in a lawful, fair and transparent manner. The Company will apply reasonable organizational and security measures to prevent the unlawful processing and/or the accidental loss or destruction of these materials and, in particular, the personal data contained in them.

Contact: If you have any questions concerning this Notice, you should contact Kelly Treen, Manager - Executive Compensation, by using the following contact details: kelly.treen@timken.com or 234-262-4597.